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                                                                    EXHIBIT 10.6


                                [CITIBANK LETTERHEAD]



CITIBANK, N.A., SINGAPORE BRANCH
Global Corporate Banking
Public Sector Unit

5 Shenton Way
#37-03/04 UIC Building
Singapore 068808

Tel (65) 320-5418
Fax (65) 225-1584



21 October 1999



Mr. Wong Kok Kit
Director of Finance
ST Assembly Test & Services Pte Ltd
5 Yishun Street 23
Singapore 768442



Dear Mr. Wong



CREDIT FACILITY

We are pleased to advise that Citibank, N.A., Singapore Branch ("Lender"), is willing to make available the following facility ("Facility") to ST Assembly Test & Services Pte Ltd ("Borrower") on the terms and conditions stated below.

1.   LENDER

     Citibank, N.A., Singapore Branch

2.   BORROWER

     ST Assembly Test & Services Pte Ltd

3.   FACILITY TYPE

     Uncommitted multi-currency credit facilities comprising the following:-

     (a)  short-term facilities (US$19MM)

          (i)    short-term loans

          (ii)   guarantees

          (iii)  issuance of letters of credit

     (b)  overdraft facility (US$1MM)
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4.   FACILITY LIMIT

     The purpose of the US$20 million facility is to meet general working capital requirements. The Borrower may choose to vary the various facilities limits as long as it is within the total facility limit of US$20 million.

5.   FACILITY PURPOSE

     The purpose of the facility is to meet general working capital requirements.

6.   INTEREST AND COMMISSIONS

     Interest is chargeable at

     (a)  short-term facilities
          - short-term loans based on best effort basis

     (b) overdraft facility, Citibank prime per annum, payable in arrears monthly

     Commissions at the following rates and payable at the time of issuance

     (a)  letters of credit at 1/16% per month, minimum S$100

     (b)  guarantees at
          - 1/2% p.a. for tenor less than 1 year
          - 5/8% p.a. for tenor between 1 and 2 years
          - 3/4 p.a. for tenor above 2 years
          (minimum S$100 for each guarantee, irregardless of tenor)

7.   REVIEW AND REPAYMENT ON DEMAND

     In accordance with the Lender's policy, this Facility, if extended is subject to the Lender's periodic review and may, without prior notice, be modified or cancelled, in whole or in part, at the Lender's sole discre-tion, whereupon all outstanding amounts owing under this Facility shall become immediately due and payable on demand.

8.   SET-OFF

     The Borrower agrees that in addition to any general lien or similar right which the Lender as bankers may be entitled at law, the Lender may at any time, without prior notice to the Borrower, apply any credit balance (whether or not then due) to which the Borrower is at any time, legally or beneficially entitled on any account(s) any sum(s) held to the Borrower's order with the Lender, Citibank, N.A. or any of Citibank, N.A.'s branches or affiliates in any jurisdiction, in or towards satisfaction of any of the Borrower's liabilities to the Lender.
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9.   INDEMNITY FOR COSTS AND EXPENSES

     The Borrower shall indemnify the Lender against all legal and out-of-pocket costs and expenses relating to the establishment of this Facility and the enforcement by the Lender of any of its rights, whether as a result of any default by the Borrower of its obligations, under this Facility or otherwise and will be paid by the Borrower on demand by the Lender.


10.  GOVERNING LAW

     This letter shall be governed by and construed in accordance with Singapore law. The Borrower agrees irrevocably to submit to the non-exclusive jurisdiction of the Singapore courts.


11.  INTERNATIONALISATION OF THE SINGAPORE DOLLAR

     As you are aware, if any of the Borrower is not a Singapore resident, Singapore Dollar credit facilities are required to be used by the Borrower for financial investments in Singapore and/or economic activities in Singapore. Approval of and/or consultation with the Monetary Authority of Singapore are required for use otherwise.


This offer should be accepted by the Borrower by signing on the duplicate copy of this letter and returning it to the Lender on or before 21 NOVEMBER 1999 together with a certified true copy of the Borrower's Board of Directors authorizing any of its offices to execute and deliver acceptance by the Borrower of the duplicate copy of this letter. This offer will lapse after 21 NOVEMBER 1999 unless extended by the Lender.



Yours sincerely

/s/ BILL CHUA                                     /s/ LIM SHIEN KWOK
------------------                                ------------------
Bill Chua                                         Lim Shien Kwok
Director                                          Deputy Director
Public Sector/GLCs                                Public Sector/GLCs




Accepted for and on behalf of the Borrower


/s/ [ILLEGIBLE SIGNATURE]
------------------------------------------
Authorized Signatory of the Borrower


16 November 1999
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Date